EXECUTION COPY

                                   FOURTH AMENDMENT TO CREDIT AGREEMENT

         THIS FOURTH AMENDMENT TO CREDIT AGREEMENT dated as of March 24, 1997 by and among REGENCY REALTY CORPORATION ("Borrower"), each of the Guarantors signatory hereto ("Guarantors"), each of the Lenders signatory hereto ("Lenders") and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association and successor in interest to Wells Fargo Realty Advisors Funding, Incorporated, individually ("Wells Fargo") and as Agent ("Agent").

         WHEREAS, Borrower, Lenders and Agent are parties to that certain Credit Agreement dated as of May 17, 1996 (as amended prior to the date hereof, the "Credit Agreement") and desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

         Section 1.  Specific Amendments to Credit Agreement.

         (a) The Credit Agreement is hereby amended by deleting from Section 1.1 the definition of the terms "Applicable Margin", "Capitalized EBITDA", "Development Property", "Eligible Property", "Funds From Operations", "Gross Asset Value", "Guarantor", "Maximum Loan Availability", "Revolving Commitment", "Revolving Credit Termination Date", "Subsidiary" and "Unencumbered Pool Value" and substituting in their respective places the following:

                  "Applicable Margin" shall mean, as of any date of determination, the percentage rate set forth below for LIBOR Loans corresponding to the rating assigned to the senior long-term unsecured debt obligations of the Borrower, as rated by the Rating Agencies:

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    Level                    Rating                       Applicable Margin
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      1        BBB/Baa2 or higher                                       1.375%
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      2        BBB- or Baa3 or lower or unrated                         1.50%
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         The Agent shall  determine the  Applicable  Margin from time to time in accordance with the above table and notify the Borrower and the Lenders of such determination. If the Rating Agencies assign ratings which correspond to different levels on the above table resulting in different Applicable Margin determinations, the Applicable Margin will correspond to the lower of the two levels. If only one Rating Agency exists or continues rating the Borrower's senior long-term unsecured debt obligations, such agency's rating shall be used for purposes of the above table. Each change in the Applicable Margin resulting from a change in the rating of the Borrower's senior long-term unsecured debt obligations shall take effect on the first calendar day of the month following the month in which such rating is publicly announced by the relevant Rating Agency.

                  "Capitalized EBITDA" means, with respect to a Person and as of a given date, (a) such Person's EBITDA for the fiscal quarter most recently ended times (b) 4 and divided by (c) 9.75%. In determining Capitalized EBITDA (i) EBITDA attributable to real estate properties either acquired or disposed of by such Person during such fiscal quarter shall be disregarded, (ii) Fee Income for the applicable period shall be excluded from EBITDA, (iii) any amounts deducted from the net earnings of Properties owned by Consolidated Subsidiaries in which a third party owns a minority equity interest shall be included in EBITDA; and (iv) distributions of cash received by such Person during such period from any of its Unconsolidated Affiliates shall be excluded from EBITDA.

                  "Eligible Property" means a Property which satisfies all of the following requirements as determined by the Agent: (a) such Property is owned in fee simple by the Borrower or a Wholly Owned Subsidiary of the Borrower; (b) neither such Property, nor any interest of the Borrower or such Wholly Owned Subsidiary therein, is subject to any Lien other than Permitted Liens or to any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien thereon as security for Indebtedness; (c) if such Property is owned by a Wholly Owned Subsidiary, none of the Borrower's direct or indirect ownership interest in such Wholly Owned Subsidiary is subject to any Lien other than Permitted Liens or to any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien thereon as security for Indebtedness; (d) such Property has an Occupancy Rate which has remained stabilized and (e) such Property is free of all structural defects, title defects, environmental conditions or other adverse matters except for defects, conditions or matters individually or collectively which are not material to the profitable operation of such Property. The term "Eligible Property" shall also include any Property which is a Regency Retail LP Eligible Property For purposes of this definition only, when determining the Occupancy Rate for a given Property which is a retail shopping center, an anchor tenant who has vacated its space shall nonetheless be deemed to occupy such space if such tenant is continuing to pay all rental payments when due under its lease and either of the following two conditions apply, as the case may be: (a) if such Property has two or more anchor tenants and the other anchor tenants still actually occupy their respective spaces or (b) such space is undergoing construction to meet the specific needs of a new anchor tenant who has either subleased the space from the existing tenant or who is obligated to lease such space upon substantial completion of such construction.

                  "Funds From Operations" means, with respect to a Person and for a given period, net earnings (loss) of such Person for such period (excluding equity in net earnings or net loss of Unconsolidated Affiliates) plus the sum of the following amounts (but only to the extent included in determining net income (loss) for such period): (a) depreciation and amortization expense and other non-cash charges of such Person with respect to its real estate assets for such period plus

         (b) losses from sales of assets of such Person and losses resulting from restructuring of Indebtedness of such Person, all for such period minus (c) gains from sales of assets of such Person and gains resulting from restructuring of Indebtedness of such Person, all for such period plus (d) such Person's pro rata share of Funds From Operations of such Person's Unconsolidated Affiliates plus (e) adjustments for straight-line rent leveling for such period.

                  "Gross Asset Value" means, at a given time, the sum of (a) the Borrower's Capitalized EBITDA at such time, plus (b) the Borrower's Capitalized Fee Income at such time, plus (c) the purchase price paid by the Borrower (less any amounts paid to the Borrower as a purchase price adjustment, held in escrow, retained as a contingency reserve, or other similar arrangements) for any real property acquired for development by the Borrower as a Property during the Borrower's fiscal quarter most recently ended, plus (d) all of Borrower's cash and cash equivalents as of the end of such fiscal quarter, plus (e) the lesser of (i) $20,000,000 and (ii) with respect to each of the Borrower's Unconsolidated Affiliates, (1) with respect to any of such
         Unconsolidated Affiliate's Properties under construction, the Borrower's pro rata share of the book value of Construction in Process for such Property as of the end of such fiscal quarter and (2) with respect to any of such Unconsolidated Affiliate's Properties which have been completed, the Borrower's pro rata share of Capitalized EBITDA of such Unconsolidated Affiliate attributable to such Properties, plus (f) the book value of all Construction in Process for real property (including Build-to-Suit Projects ) acquired for development by any Loan Party as a Property as such book value is set forth on the Borrower's consolidated balance sheet most recently delivered to the Lenders under Section 8.1.(a) or (b).

                  "Guarantor" means any Subsidiary other than RRC FL SPC, Inc., RRC GA SPC, Inc., RRC AL SPC, Inc., RRC MS SPC, Inc., RRC General SPC Inc., RRC Limited SPC, Inc., Treasure Coast Investors, Ltd, Regency Rosewood Temple Terrace, Ltd., Landcom Regency Mandarin, Ltd., RSP IV Criterion, Ltd., Equiport Associates, L.P., Branch/HOP Associates, L.P., Old Fort Associates, L.P., Fieldstone Associates, L.P., Roswell Village, RRC Operating Partnership of Georgia, L.P. and Regency Ocean East Partnership Limited.

     "Guaranty"  means  a  Guaranty   executed  and  delivered  by  a  Guarantor
substantially in the form of Exhibit H.

                  "Maximum Loan Availability"  means, at any time, the lesser of
         (a) an amount equal to the positive difference, if any, of (i) the Unencumbered Pool Value divided by 1.75, minus (ii) all Unsecured Liabilities (other than (x) the Loans, (y) any amounts related to contributions by the Borrower paid in the Borrower's capital stock to the 401(k) plan maintained by the Borrower or (z) contributions paid by the Borrower to the Borrower's Long-term Omnibus Plan) of the Borrower and its Subsidiaries determined on a consolidated basis and (b) the Revolving Commitment.

                  "Revolving Commitment" means an amount equal to $150,000,000, as such amount may be reduced from time to time in accordance with the terms hereof.

                  "Revolving Credit Termination Date" means the earlier to occur of (a) May 17, 1999, or such later date to which such date may be extended in accordance with Section 2.10 or (b) the date on which the Revolving Loans are converted into the Term Loan pursuant to Section 2.11

                  "Subsidiary" means, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. "Wholly Owned Subsidiary" means any such corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

                  "Unencumbered Pool Value" means, at any time, the sum of the following amounts as determined for each Unencumbered Pool Property:
         (a) the Net Operating Income of such Unencumbered Pool Property for the fiscal quarter most recently ended times (b) 4 and divided by (c)
         10.0%, in the case of an Unencumbered Pool Property consisting of office building property, and 9.75%, in the case of an Unencumbered Pool Property consisting of a retail shopping center.

     (b) The Credit Agreement is hereby amended by deleting from Section 1.1 the definition of the terms "Eckerd Property" and "Wholly Owned Subsidiary".

     (c) The Credit Agreement is amended by adding to Section 1.1 the following new definitions in the appropriate alphabetical locations:

                  "Build-to-Suit Project" means a build-to-suit store leased to Eckerd Corporation, Revco or CVS with respect to which The Regency
         Group II, Inc. and a third party have entered into a bona fide sale contract. If the sale contemplated by any such sale contract shall not have been consummated within 9 months following the commencement of construction of such store, then the Construction in Process for such Build-to-Suit Project shall be excluded when determining Gross Asset Value.

                  "Capitalized Fee Income" means, with respect to a Person and as of a given date, (a) such Person's Fee Income for the fiscal quarter most recently ended times (b) 4 and divided by (c) 20.0%.

                  "Fee Income" means, with respect to a Person and for a given period, the amount of net income accrued by such Person during such period from fees, commissions and other compensation derived from (a) managing and/or leasing properties owned by third parties; (b) developing properties for third parties; (c) arranging for property acquisitions by third parties; (d) arranging financing for third parties and (e) consulting and business services performed for third parties.

                  "Regency Retail LP Eligible Property" means any Property described on Schedule 1.1 which satisfies all of the following requirements as determined by the Agent: (a) such Property is owned in fee simple by Regency Retail Partnership. L.P. ("Regency Retail LP") and the general partner of Regency Retail LP is a Wholly Owned Subsidiary of the Borrower; (b) neither such Property, nor any interest of Regency Retail therein, is subject to any Lien other than Permitted Liens or to any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien thereon as security for Indebtedness; (c) none of the Borrower's direct or indirect ownership interest in Regency Retail LP is subject to any Lien other than Permitted Liens or to any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien thereon as security for Indebtedness; (d) such Property has an Occupancy Rate which has remained stabilized and (e) such Property is free of all structural defects, title defects, environmental conditions or other adverse matters except for defects, conditions or matters individually or collectively which are not material to the profitable operation of such Property. For purposes of this definition only, when determining the Occupancy Rate for a given Property which is a retail shopping center, an anchor tenant who has vacated its space shall nonetheless be deemed to occupy such space if such tenant is continuing to pay all rental payments when due under its lease and either of the following two conditions apply, as the case may be: (a) if such Property has two or more anchor tenants and the other anchor tenants still actually occupy their respective spaces or (b) such space is undergoing construction to meet the specific needs of a new anchor tenant who has either subleased the space from the existing tenant or who is obligated to lease such space upon substantial completion of such construction.

     (d) The Credit Agreement is hereby amended by deleting  subsections (a) and
(b) of Section 3.1 in their entirety and substituting in their place the following:

                  (a) Unused Facility Fee. During the period commencing on the Agreement Date to but excluding the Revolving Credit Termination Date, the Borrower agrees to pay the Agent for the account of the Lenders an unused facility fee equal to (a) one-eighth of one percent (0.125%) per annum of the average daily unused portion of the Lenders' Commitments if such average is less than or equal to $75,000,000 or (b) one-quarter of one percent (0.25%) per annum of the average daily unused portion of the Lenders' Commitments otherwise. Such fee shall accrue through the last day of each calendar quarter and shall be payable in arrears on the fifth day following the end of such calendar quarter. The Borrower acknowledges that the fees payable hereunder are bona fide commitment fees and are intended as reasonable compensation to the Lenders for committing to make funds available to the Borrower as described herein and for no other purposes.

                  (b) Extension Fee. If, pursuant to Section 2.10, the Lenders grant an extension of the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent for the account of the Lenders an extension fee equal to fifteen one-hundredths of one percent (0.15%) of the Revolving Commitment at such time. Such fee shall be payable on the date five days following the date on which the Agent notified the Borrower of such extension.

     (e) The Credit Agreement is hereby amended by deleting subsections (a)(x) and (a)(2) of Section 4.1 in their entirety and substituting in their place the following:

                  (x)      [Intentionally omitted.]

                  (2)      [Intentionally omitted.]

     (f) The Credit  Agreement is hereby  amended by deleting  clause  (c)(i) of
Section 8.19 in its entirety and substituting in its place the following:

                  (i) pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interest owned by the Borrower or any other Subsidiary;

     (g) The Credit Agreement is hereby amended by adding a new Section 8.24 as follows:

         SECTION 8.24  New Subsidiaries.

                  Upon the acquisition, incorporation or other creation of a Subsidiary after the date hereof, Borrower shall cause such Subsidiary to execute and deliver to Agent within 10 days of such acquisition, incorporation or creation a Guaranty executed and delivered by such Subsidiary, together with the following items:

     (a) the articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of such Subsidiary certified as of a recent date by the Secretary of State of the State of formation of such Subsidiary;

                  (b) a Certificate of Good Standing or certificate of similar meaning with respect to such Subsidiary issued as of a recent date by the Secretary of State of the State of formation of such Subsidiary and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Subsidiary is required to be so qualified;

                  (c) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of such Subsidiary with respect to each of the officers of such Subsidiary authorized to execute and deliver the Loan Documents to which such Subsidiary is a party;

                  (d) copies certified by the Secretary or Assistant Secretary of such Subsidiary (or other individual performing similar functions) of (i) the by-laws of such Subsidiary, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such Subsidiary to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

     (e) an opinion of Foley & Lardner, counsel to Borrower, addressed to Agent and Lenders, and regarding, among other things, the authority of such Subsidiary to execute, deliver and perform the Guaranty, and such other matters as Agent or its counsel may request; and

     (f) such other documents and instruments as Agent may reasonably request.

         (h) The Credit Agreement is hereby amended by deleting Annex I attached thereto and substituting in its place Annex I attached hereto.

     (i) The Credit Agreement is hereby amended by adding thereto Schedule 1.1 hereto.

     (j) The Credit Agreement is amended by increasing the amount of the Commitment of Wells Fargo to $105,000,000.

         Section 2. Majority Lenders. Notwithstanding anything set forth in the definition of "Majority Lenders" in Section 1.1 of the Credit Agreement to the contrary, at any time the Commitment of Wells Fargo exceeds $49,950,000 the number of Lenders which shall constitute the "Majority Lenders" under the Credit Agreement shall be two or more.

         Section 3. Acknowledgment of Lenders' Commitments; Adjustment of Outstandings. The parties hereto hereby agree that after giving effect to the transactions contemplated by this Amendment, the amount of each Lender's respective Commitment is as set forth on Annex I attached hereto. To effect the increase of the Commitment of Wells Fargo in terms of each Lender's Pro Rata Share of Revolving Loans, upon the effectiveness of this Amendment, Wells Fargo shall purchase from the other Lenders, on a non-recourse, "as-is" basis, an appropriate principal amount of Revolving Loans such that after giving effect to all such purchases the principal balance of Revolving Loans owing to each Lender shall equal (a) the aggregate principal balance of all Revolving Loans then outstanding times (b) such Lender's Pro Rata Share (determined with the amount of the Commitments set forth on Annex I attached hereto). All payments to be made or received under this paragraph shall be made on a net basis. If under this paragraph any Lender is obligated to pay any amount to any other party, such Lender shall make payment to Agent for the account of such other party.

         Section 4. Effectiveness of Amendment. All transactions contemplated by this Amendment shall be deemed to have occurred simultaneously upon its effectiveness. This Amendment shall only be effective upon its execution and delivery by all of the parties hereto and the satisfaction of the condition contained in the next sentence. The effectiveness of this Amendment is further subject to receipt by Agent of each of the following in form and substance satisfactory to Agent:

     (a) Payment of an extension fee to the Agent for the account of the Lenders equal to fifteen one-hundredths of one percent (0.15%) of the Revolving Commitment (as such term is amended herein);

     (b) Payment of all fees set forth in the fee letter dated the date hereof between the Agent and the Borrower;

     (c) A Note executed by Borrower, payable to the order of Wells Fargo and in the original principal amount of $105,000,000 (the "New Note") in replacement of the outstanding Note in favor of Wells Fargo in the principal amount of $45,000,000;

     (d) A copy of the resolutions of the board of directors of Borrower authorizing the execution and delivery of this Amendment and the New Note and the increase in the Revolving Commitment effected hereby, certified by the Secretary or an Assistant Secretary of Borrower;

     (e) A Guaranty in the form of Exhibit H to the Credit Agreement (the "New Guaranties") executed by each of the Subsidiaries listed on Schedule A attached hereto (the "New Guarantors");

     (f) The articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of such New Guarantors certified as of a recent date by the Secretary of State of the State of formation of such New Guarantors;

         (g) A Certificate of Good Standing or certificate of similar meaning with respect to each such New Guarantor issued as of a recent date by the Secretary of State of the State of formation of such New Guarantor and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such New Guarantor is required to be so qualified;

         (h) A certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of such New Guarantor with respect to each of the officers of such New Guarantor authorized to execute and deliver the Loan Documents to which such New Guarantor is a party;

         (i) Copies certified by the Secretary or Assistant Secretary of such New Guarantor (or other individual performing similar functions) of (i) the by-laws of such New Guarantor, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such New Guarantor to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

         (j) an opinion of Foley & Lardner, counsel to Borrower, addressed to Agent and Lenders, and regarding (i) the authority of (x) the Borrower to execute, deliver and perform this Amendment, the Credit Agreement as amended hereby and the New Note and (y) the New Guarantors to execute, deliver and perform the New Guaranties, and such other matters as Agent or its counsel may request and (ii) certain corporate matters relating to the New Guarantors; and

     (k) Such other documents and instruments as Agent or its counsel may reasonably request.

     Section 5. Representations of Borrower. Borrower represents and warrants to Agent and Lenders that:

         (a) Authorization. Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and the New Note and to perform its obligations hereunder, under the New Note and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. Each of this Amendment and the New Note has been duly executed and delivered by a duly authorized officer of Borrower and each of this Amendment, the New Note and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein may be limited by equitable principles generally.

         (b) Compliance with Laws, etc. The execution and delivery by Borrower of this Amendment and the New Note and the performance by Borrower of this Amendment, the New Note and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Government Approval or violate any Applicable Law relating to Borrower the failure to possess or to comply with which would have a Materially Adverse Effect; (ii) conflict with, result in a breach of or constitute a default under Borrower's articles of incorporation or by-laws or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its properties may be bound and the violation of which would have a Materially Adverse Effect; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Borrower other than Permitted Liens.

         Section 6. Reaffirmation. The Borrower hereby repeats and reaffirms all representations and warranties made by the Borrower to the Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.


         Section 7. Reaffirmation. Each Guarantor hereby reaffirms its continuing obligations to Agent and Lenders under the Guaranty to which it is a party, and agrees that the transactions contemplated by this Amendment shall not in any way affect the validity and enforceability of such Guaranty, or reduce, impair or discharge the obligations of such Guarantor thereunder.

     Section 8. References to the Credit Agreement. Each reference to the Credit Agreement in any of the Loan Documents (including the Credit Agreement) shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment.
                     ----------------------------------

     Section 9. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

     Section 11. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.
                      ------

     Section 12. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.
                      ------------

     Section 13. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

                                        [Signatures on Next Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Credit Agreement to be executed as of the date first above written.

                                            BORROWER:

                                            REGENCY REALTY CORPORATION

                                            By:
                                                 Name:  Bruce M. Johnson
                                                Title:  Executive Vice President

                                            GUARANTORS:

                                            RRC FL ONE, INC.
                                            RRC FL TWO, INC.
                                            REGENCY CENTERS, INC.
                                             (f/k/a/ RRC FL Three, Inc.)
                                            RRC FL SEVEN, INC.

                                            By:
                                                Name:  Bruce M. Johnson
                                                Title:  Executive Vice President

                                            REGENCY OFFICE PARTNERSHIP, L.P.


                                            By:  RRC FL One, Inc.,
                                                 its General Partner

                                            By: .....................
                                            Name:  Bruce M. Johnson
                                            Title:  Executive Vice President




                                 [Signatures Continued on Following Page]

                                                 - 2 -
AD970090.069

                [Signature Page to Fourth Amendment to Credit Agreement dated as of March  , 1997 for Regency Realty Corporation]

                                         AGENT AND LENDERS:

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION


                                            By:
                                                  Name:  Mary Ann Kelly
                                                  Title: Vice President


                                            FIRST UNION NATIONAL BANK OF FLORIDA


                                            By:
                                                  Name:
                                                 Title:


                                            WACHOVIA BANK OF GEORGIA, N.A.


                                            By:
                                                  Name:
                                                 Title:


                                            BARNETT BANK, N.A.


                                            By:
                                                  Name:
                                                 Title:



                                                 - 3 -
AD970090.069

                                                 ANNEX I

                                             LIST OF LENDERS,
                                  COMMITMENT AMOUNTS AND LENDING OFFICES

Wells Fargo Bank, N.A.

Lending Office (all Types of Loans):                    Commitment Amount:

2859 Paces Ferry Road, Suite 1805                       $105,000,000
Atlanta, Georgia  30339
Attention:  Mary Ann Kelly
Telecopier:     (404) 435-2262
Telephone:      (404) 435-3800

Wiring Instructions:

To:    Wells Fargo Bank, N.A.
       WFB REG Disbursement Center
       AC 2934507203
       ABA #121000248
       2120 East Park Place, Suite 100
       El Segundo, CA  90245
       Attn:  Judi Mammen
       Loan No.:  8773 ZMA
       Obligor:  Regency Realty Corp.

First Union National Bank of Florida

Lending Office (all Types of Loans):                    Commitment Amount:

214 Hogan Street                                        $15,000,000
Jacksonville, Florida  32202
Attention:    Alice Ricker, Commercial Loan
              Accounting (FL0070)
Telephone No.:  (904) 361-6003
Telecopy No.:  (904) 361-1010


Address for Notices:

First Union National Bank of Florida
P.O. Box 2080
Jacksonville, Florida  32231
Attention:    Real Estate Portfolio Management
              (FL0061)
Telephone No.:  (904) 361-1285
Telecopy No.:  (904) 361-1833


Wiring Instructions:

To:    First Union National Bank of Florida
       Jacksonville, Florida
       ABA No.:  063000021
       Account No.:  1459162008
       Account Name:  Regency Realty
         Corporation
       Reference:  #7354172078

Wachovia Bank of Georgia, N.A.

Lending Office (all Types of Loans):                    Commitment Amount:

Mail Code GA1810                                        $15,000,000
191 Peachtree Street, N.E., 30th Floor
Atlanta, Georgia 30303-1757
Attention:  Betty J. Hightower
Telephone No.:  404-332-4204
Telecopy No.:  404-332-4066

Address for Notices:

Wachovia Bank of Georgia, N.A.
Mail Code GA1810
191 Peachtree Street, N.E., 30th Floor
Atlanta, Georgia 30303-1757
Attention:  Edwin S. Poole, III
Telephone No.:  404-332-5478
Telecopy No.:  404-332-4066

Wiring Instructions:



To:    Wachovia Bank of Georgia, N.A.
       Atlanta, Georgia
       ABA No.:  061000010
       Account No.:  18-800-621
       Account:  WBGA Money Transfer Clearing
       Reference:  Regency Realty Corp Revolving Line


Barnett Bank, N.A.

Lending Office (all Types of Loans):                    Commitment Amount:

Barnett Bank Comm. Loan Operation                       $15,000,000
9000 Southside Boulevard, Building #600
Jacksonville, Florida 32232
Attention:  Participation Dept.
Telephone No.:  (904) 464-6631
Telecopy No.:  (904) 464-5552

Address for Notices:

Barnett Bank, N.A.
50 N. Laura Street
Jacksonville, Florida 32202
Attention:  Scott R. Stevens
Telephone No.:  (904)-791-7555
Telecopy No.:  (904)-791-5582

Wiring Instructions:



To:    Barnett Bank, N.A.- Jacksonville
       Jacksonville, Florida
       ABA No.:  # 063-000047
       Account No.:  00100074863
       Account Name:  Regency Realty Inc.
       Attention:  Commercial Loan Accounting for Further Credit to Account
                   # 001396-10231




                                                  I-1
AD970090.069

                                                Schedule A


                                              New Guarantors

                                            RRC FL Five, Inc. RRC JV One, Inc.
                                          RRC Acquisitions, Inc.
                                          Regency Atlanta, Inc.
                                     Regency Retail Partnership, L.P.